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                                                                      EXHIBIT 21

                            AVONDALE FINANCIAL CORP.

                    SUBSIDIARIES OF AVONDALE FINANCIAL CORP.

                         AVONDALE FEDERAL SAVINGS BANK
                                 20 NORTH CLARK
                            CHICAGO, ILLINOIS 60602

                        STATE OF INCORPORATION--ILLINOIS

                          A WHOLLY-OWNED SUBSIDIARY OF
                            AVONDALE FINANCIAL CORP.